EXHIBIT 99.1

                     1992 Stock Option Plan




                           ONCOR, INC.
                      1992 STOCK OPTION PLAN

                  AMENDED EFFECTIVE JUNE 7, 1995


                           ARTICLE ONE

                        GENERAL PROVISIONS


       I.         PURPOSES OF THE PLAN

                  A. This 1992 Stock Option Plan (the "Plan") was implemented, as of March 17, 1992 (the "Effective Date"), to promote the interests of Oncor, Inc., a Maryland corporation (the "Company"), by providing a method whereby (i) key employees (including officers and directors) of the Company (or its parent or subsidiary corporations) who are responsible for the management, growth and financial success of the Company (or its parent or subsidiary corporations), (ii) the non-employee members of the Company's Board of Directors and (iii) consultants and other independent contractors who provide valuable services to the Company (or its parent or subsidiary corporations) may be offered the opportunity to acquire a proprietary interest, or otherwise increase their proprietary interest, in the Company as an incentive for them to remain in the service of the Company (or its parent or subsidiary corporations).

                  B. This Plan shall serve as the successor to the Company's Incentive Stock Option Plan, as amended (the "ISO Plan"), the Company's Non-Qualified Stock Option Plan, as amended (the "NQSO Plan") and the Company's 1991 Non-Qualified Stock Option Plan for Non-Employee Directors (the "Director Plan"), and no further option grants shall be made under the ISO, NQSO and Director Plans (such Plans to be hereinafter referred to as the "Predecessor Plans") from and after the Effective Date of this Plan. All options outstanding under the Predecessor Plans on such Effective Date are hereby incorporated into this Plan and shall accordingly be treated as outstanding options under this Plan. However, each outstanding option so incorporated shall continue to be governed solely by the express terms and conditions of the instrument evidencing such grant, and no provision of this Plan shall be deemed to affect or otherwise modify the rights or obligations of the holders of such incorporated options with respect to their acquisition of shares of the Company's common stock thereunder.

          C. For purposes of the Plan, the following provisions shall be applicable in determining the parent and subsidiary corporations of the Company:

                           Any   corporation   (other   than  the
         Company) in an unbroken chain of corporations ending with the Company shall be considered to be a PARENT corporation of the Company, provided each such corporation in the unbroken chain (other than the Company) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

                           Each   corporation   (other  than  the
         Company) in an unbroken chain of corporations beginning with the Company shall be considered to be a SUBSIDIARY of the Company, provided each such corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

       II.        STRUCTURE OF THE PLAN

                 A. Stock Programs. The Plan shall be divided into two separate components: the Discretionary Option Grant Program specified in Article Two and the Automatic Option Grant Program specified in Article Three. Under the Discretionary Option Grant Program, eligible individuals may, at the discretion of the Plan Administrator, be granted options to purchase shares of common stock in accordance with the provisions of Article Two. Under the Automatic Option Grant Program, each eligible member of the Company's Board of Directors (the "Board") will automatically receive periodic option grants to purchase shares of common stock in accordance with the provisions of Article Three.

                 B. General Provisions. Unless the context clearly indicates otherwise, the provisions of Articles One and Four of the Plan shall apply to the Discretionary Option Grant Program and the Automatic Option Grant Program and shall accordingly govern the interests of all individuals under the Plan.

      III.        ADMINISTRATION OF THE PLAN

                  A. The Discretionary Option Grant Program shall be administered by one or more committees comprised of Board members. The primary committee (the "Primary Committee") shall be comprised of two or more non-employee Board members and shall have sole and exclusive authority to grant stock options and stock appreciation rights under the Discretionary Option Grant Program to employee directors of the Company subject to the short-swing profit restrictions of the Federal securities laws. Stock options may be granted under the Discretionary Option Grant Program to all other eligible employees and consultants by either the Primary Committee or a second committee comprised of two or more employee Board members (the "Secondary Committee"). The members of the Primary

                                2.

Committee and the Secondary Committee shall each serve for such period of time as the Board may determine and shall be subject to removal by the Board at any time.

                  B. No Board member shall be eligible to serve on the Primary Committee if such individual has, within the twelve (12)-month period immediately preceding the date he or she is to be appointed to such Committee, received any option grant, stock appreciation right or stock issuance under this Plan or any other stock plan of the Company (or any parent or subsidiary corporation), other than pursuant to the Automatic Option Grant Program (or the predecessor Director Plan).

                  C. Subject to the limited authority provided the Secondary Committee to effect option grants in accordance with the provisions of Section III.A of this Article One, the Primary Committee shall serve as the Plan Administrator and shall have full power and authority (subject to the express provisions of the Discretionary Option Grant Program) to establish such rules and regulations as it may deem appropriate for the proper administration of such program and to make such determinations under the program and any outstanding option as it may deem necessary or advisable. Decisions of the Plan Administrator shall be final and binding on all parties with an interest in the Plan or any outstanding option under this Discretionary Option Grant Program.

                 D.  Administration of the Automatic Option Grant
Program shall be self- executing in accordance with the express terms and conditions of Article Three.

       IV.        ELIGIBILITY FOR OPTION GRANTS

                 A. The persons eligible to participate in the Discretionary Option Grant Program under Article Two of the Plan shall be limited to the following:

                 (i) officers and other key employees of the Company (or its parent or subsidiary corporations) who render services which contribute to the management, growth and financial success of the Company (or its parent or subsidiary corporations); and

                 (ii)   those    consultants    or    independent
          contractors  who  provide  valuable   services  to  the
          Company (or its parent or subsidiary corporations).

                  B. Non-employee members of the Board shall not be eligible to participate in the Discretionary Option Grant Program or in any other stock option, stock purchase, stock bonus or other stock plan of the Company (or its parent or subsidiary corporations). However, non-employee members of the Board shall be eligible to receive automatic option grants pursuant to the provisions of Article Three.

                 C.  The  Plan  Administrator   shall  have  full
authority to determine which eligible individuals are to receive option grants under the Discretionary Option Grant

                                3.

Program, the number of shares to be covered by each such grant, whether the granted option is to be an incentive stock option ("Incentive Option") which satisfies the requirements of Section 422 of the Internal Revenue Code or a non-statutory option not intended to meet such requirements, the time or times at which each such option is to become exercisable, and the maximum term for which the option is to remain outstanding.

       V.         STOCK SUBJECT TO THE PLAN

                  A. Shares of the Company's  common  stock,  par
value $0.01 per share (the "Common Stock"), shall be available for issuance under the Plan and shall be drawn from either the Company's authorized but unissued shares of Common Stock or from reacquired shares of Common Stock, including shares repurchased by the Company on the open market. The maximum number of shares of Common Stock which may be issued over the term of the Plan shall not exceed Four Million Five Hundred Fifteen Thousand Six Hundred and Four (4,515,604) shares, subject to adjustment from time to time in accordance with the provisions of this Section V. Such authorized share reserve is comprised of (i) the number of shares remaining available for issuance under the Predecessor Plans as of the Effective Date, including the shares subject to the outstanding options incorporated into this Plan and any other shares which would have been available for future option grant under the Predecessor Plans, plus (ii) additional increases of Two Million Five Hundred Thousand (2,500,000) shares of Common Stock. Accordingly, to the extent one or more outstanding options under the Predecessor Plans which have been incorporated into this Plan are subsequently exercised, the number of shares issued with respect to each such option shall reduce, on a share-for-share basis, the number of shares available for issuance under this Plan.

                  B.  In  no   event   may  any  one   individual
participating in the Plan be granted stock options and direct stock issuances for more than 800,000 shares of Common Stock in the aggregate over the remaining term of the Plan, subject to adjustment from time to time in accordance with the provisions of this Section V. For purposes of such limitation, no stock options or direct stock issuances granted prior to January 1, 1994 shall be taken into account.

                  C. Should one or more outstanding options under this Plan (including outstanding options under the Predecessor Plans incorporated into this Plan) expire or terminate for any reason prior to exercise in full (including any option cancelled in accordance with the cancellation-regrant provisions of Section IV of Article Two of the Plan), then the shares subject to the portion of each option not so exercised shall be available for subsequent option grant under the Plan. Shares subject to any option cancelled in accordance with Section V of Article Two or
Section III of Article Three and shares repurchased by the Company pursuant to its repurchase rights under the Plan shall not be available for subsequent option grant under the Plan.


                                4.

                  D. In the event any change is made to the Common Stock issuable under the Plan by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without receipt of consideration, then appropriate adjustments shall be made to (i) the number and/or class of shares issuable under the Plan, (ii) the number and/or class of shares and price per share in effect under each outstanding option under the Discretionary Option Grant Program,
(iii) the number and/or class of shares per non-employee Board member for which automatic option grants are subsequently to be made under the Automatic Option Grant Program, (iv) the number and/or class of shares and price per share in effect under each automatic grant outstanding under the Automatic Option Grant Program and (v) the number and/or class of shares and price per share in effect under each outstanding option incorporated into this Plan from the Predecessor Plans. Such adjustments to the outstanding options are to be effected in a manner which shall preclude the enlargement or dilution of rights and benefits under such options.


                                5.

                           ARTICLE TWO

                DISCRETIONARY OPTION GRANT PROGRAM


       I.         TERMS AND CONDITIONS OF OPTIONS

                  Options granted pursuant to this Article Two shall be authorized by action of the Primary or Secondary Committee making the grant and may, at the applicable Committee's discretion, be either Incentive Options or non-statutory options. Individuals who are not Employees may only be granted non-statutory options under this Article Two. Each granted option shall be evidenced by one or more instruments in the form approved by the Plan Administrator to evidence option grants made under this Article Two. Each such instrument shall, however, comply with the terms and conditions specified below, and each instrument evidencing an Incentive Option shall, in addition, be subject to the applicable provisions of Section II of this Article Two.

                  A.       Option Price.

                      1. The option price per share shall be fixed by the Primary or Secondary Committee making the option grant. In no event, however, shall the option price per share be less than fifty percent (50%) of the fair market value per share of Common Stock on the date of the option grant.

                      2.   The   option    price   shall   become
immediately due upon exercise of the option and shall, subject to the provisions of Section VI of this Article Two and the instrument evidencing the grant, be payable as follows:

                           - full payment in cash  or  check drawn
to the Company's order;

                           - full  payment  in  shares  of Common
         Stock held by the optionee for the requisite period necessary to avoid a charge to the Company's earnings for financial reporting purposes and valued at fair market value on the Exercise Date (as such term is defined below);

                           - full payment  through a  combination
         of shares of Common Stock held by the optionee for the requisite period necessary to avoid a charge to the Company's earnings for financial reporting purposes and valued at fair market value on the Exercise Date and cash or cash equivalent; or

                           - full payment through a broker-dealer
         sale and remittance procedure pursuant to which the optionee (I) shall provide irrevocable written instructions to a designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Company, out of the sale proceeds available on the settlement date,

                                6.

         sufficient funds to cover the aggregate option price payable for the purchased shares plus all applicable Federal and State income and employment taxes required to be withheld by the Company in connection with such purchase and (II) shall provide written directives to the Company to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale transaction.

                 For purposes of this subparagraph 2, the Exercise Date shall be the date on which written notice of the option exercise is delivered to the Company. Except to the extent the sale and remittance procedure is utilized in connection with the exercise of the option, payment of the option price for the purchased shares must accompany such notice.

                 3. The fair  market  value  per  share of Common
Stock on any relevant date under the Plan shall be determined in accordance with the following provisions:

                           - If the  Common  Stock  is not at the
         time listed or admitted to trading on any national stock exchange but is traded on the over-the-counter market, the fair market value shall be the mean between the highest bid and lowest asked prices (or, if such information is available, the closing selling price) per share of Common Stock on the date in question on the over-the-counter market, as such prices are reported by the National Association of Securities Dealers through its NASDAQ system or any successor system. If there are no reported bid and asked prices (or closing selling price) for the Common Stock on the date in question, then the mean between the highest bid price and lowest asked price (or the closing selling price) on the last preceding date for which such quotations exist shall be determinative of fair market value.

                           - If the  Common  Stock is at the time
         listed or admitted to trading on any national stock exchange, then the fair market value shall be the closing selling price per share of Common Stock on the date in question on the stock exchange determined by the Plan Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no reported sale of Common Stock on such exchange on the date in question, then the fair market value shall be the closing selling price on the exchange on the last preceding date for which such quotation exists.

                  B.       Term and Exercise of Options.

                 Each option granted under this Article Two shall be exercisable at such time or times, during such period, and for such number of shares as shall be determined by the Primary or Secondary Committee making the grant and set forth in the instrument evidencing such grant. No such option, however, shall have a maximum term in excess of ten (10) years from the grant date. During the lifetime of the optionee, the option shall be

                                7.

exercisable only by the optionee and shall not be assignable or transferable by the optionee otherwise than by will or by the laws of descent and distribution following the optionee's death.

                  C.       Termination of Service.

                 1. Except to the extent otherwise provided pursuant to Section VII of this Article Two, the following provisions shall govern the exercise period applicable to any outstanding options under this Article II which are held by the optionee at the time of his or her cessation of Service or death.

                           - Should the optionee  cease to remain
         in Service for any reason other than death or permanent disability, then the period for which each outstanding option held by such optionee is to remain exercisable shall be limited to the three (3)-month period following the date of such cessation of Service.

                           - In the event such Service terminates
         by reason of permanent disability (as defined in Section 22(e)(3) of the Internal Revenue Code), then the period for which each outstanding option held by the optionee is to remain exercisable shall be limited to the twelve
         (12)-month period following the date of such cessation of Service.

                           - Should  the  optionee  die  while in
         Service or during the three (3)- month period following his or her cessation of Service, then the period for which each of his or her outstanding options is to remain exercisable shall be limited to the twelve
         (12)-month period following the date of the optionee's death. During such limited period, the option may be exercised by the personal representative of the optionee's estate or by the person or persons to whom the option is transferred pursuant to the optionee's will or in accordance with the laws of descent and distribution.

                           -  Under  no  circumstances,  however,
         shall any such option be exercisable after the specified expiration date of the option term.

                           - Each such option shall,  during such
         limited exercise period, be exercisable for any or all of the shares for which the option is exercisable on the date of the optionee's cessation of Service. Upon the expiration of such limited exercise period or (if earlier) upon the expiration of the option term, the option shall terminate and cease to be exercisable.

                           -  Should   the   optionee's   Service
         terminate under the circumstances specified in subparagraph (A) or (B) below, then all outstanding options held by such optionee under the Discretionary Option Grant Program shall immediately terminate and cease to be exercisable upon such termination of
         Service:

                                8.

                         (A)   The    optionee's    Service    is
         involuntarily terminated by the Company by reason of such individual's proven dishonesty, his or her commission of any willful act of violence to the injury of the Company, his or her breach of any fiduciary duty owed to the Company, or his or her failure to perform, in a competent manner reasonably satisfactory to the Company, the services for which such individual was retained; or

                         (B) The optionee voluntarily  terminates
         his or her Service, but the Company could have involuntarily terminated the optionee's Service at such time for one or more of the reasons specified in subparagraph (A) above.

                           The acts of  misconduct  specified  in
         this subsection for the immediate termination of the outstanding options held by such optionee are not intended to be, and are accordingly not inclusive of, all acts or omissions which the Company may deem to constitute misconduct or other grounds for the involuntary termination of the optionee's (or any other individual's) Service, whether or not such other acts or omissions would otherwise result in the termination of such individual's outstanding options under the Discretionary Option Grant Program.

                 2. The Plan Administrator (or the Primary or Secondary Committee making the option grant) shall have complete discretion, exercisable either at the time the option is granted or at any time while the option remains outstanding, to permit one or more options held by the optionee under this Article Two to be exercised, during the limited period of exercisability provided under subparagraph 1 above, not only with respect to the number of shares for which each such option is exercisable at the time of the optionee's cessation of Service but also with respect to one or more subsequent installments of purchasable shares for which the option would otherwise have become exercisable had such cessation of Service not occurred.

                 3. For purposes of the foregoing provisions of this Section I.C (and for all other purposes under the Plan):

                           - The  optionee  shall  be  deemed  to
         remain in the SERVICE of the Company for so long as such individual renders services on a periodic basis to the Company (or any parent or subsidiary corporation) in the capacity of an Employee, a non-employee member of the Board or an independent consultant or advisor.

                           - The optionee  shall be considered to
         be an EMPLOYEE for so long as such individual remains in the employ of the Company or one or more of its parent or subsidiary corporations, subject to the control and direction of the employer entity not only as to the work to be performed but also as to the manner and method of performance.


                                9.

                  D.       Shareholder Rights.

                 An optionee shall have no shareholder rights with respect to any shares covered by the option until such individual shall have exercised the option, paid the option price for the purchased shares and been issued a stock certificate for such shares.

                  E.       Repurchase Rights.

                           1. The Primary or Secondary  Committee
making the option grant shall have the discretion to authorize the issuance of unvested shares of Common Stock under such grant. Should the optionee cease Service while holding such unvested shares, the Company shall have the right to repurchase any or all of those unvested shares at the option price paid per share. The terms and conditions upon which such repurchase right shall be exercisable (including the period and procedure for exercise and the appropriate vesting schedule for the purchased shares) shall be established by the Primary or Secondary Committee making the option grant and set forth in the instrument evidencing such repurchase right.

                           2.  All of the  Company's  outstanding
repurchase rights shall automatically terminate, and all shares subject to such terminated rights shall immediately vest in full, upon the occurrence of any Corporate Transaction under Section III of this Article Two, except to the extent: (i) any such repurchase right is to be assigned to the successor corporation (or parent thereof) in connection with the Corporate Transaction or (ii) such termination is precluded by other limitations imposed by the Primary or Secondary Committee making the option grant at the time the repurchase right is issued.

                           3.  The  Plan  Administrator  (or  the
Primary or Secondary Committee making the option grant) shall have the discretionary authority, exercisable either before or after the optionee's cessation of Service, to cancel the Company's outstanding repurchase rights with respect to one or more shares purchased or purchasable by the optionee under the granted option and thereby accelerate the vesting of such shares in connection with the optionee's cessation of Service.

      II.         INCENTIVE OPTIONS

                  The terms and conditions specified below shall be applicable to all Incentive Options granted under this Article Two. Incentive Options may only be granted to individuals who are Employees of the Company. Options which are specifically designated as "non-statutory" options when issued under the Plan shall not be subject to such terms and conditions.

                      A. Option Price. The option price per share of the Common Stock subject to an Incentive Option shall in no event be less than one hundred percent (100%) of the fair market value of such Common Stock on the grant date.

                               10.

                      B. Sequential Exercise. No Incentive Option granted under the ISO Plan prior to January 1, 1987 may be exercised while there remains outstanding (within the meaning of subsection (c)(7) of such Section 422) any other pre-1987 Incentive Option which was granted at an earlier date to the optionee to purchase stock in the Company or in any other corporation which was on the grant date of the later option either a parent or subsidiary corporation of the Company or a predecessor corporation of any of such corporations.

                      C. Dollar Limitation. The following dollar limitations shall be in effect for Incentive Options granted under the Plan:

                           (i)  Pre-1987  Grants.  The  aggregate
          fair market value (determined as of the respective date or dates of grant) of the Common Stock for which Incentive Options could have been granted under the ISO Plan to any Employee in any one calendar year prior to the 1987 calendar year must not have exceeded the sum of One Hundred Thousand Dollars ($100,000.00), plus any unused Carryover to such pre-1987 calendar year. For purposes of the preceding limitation, the term "Carryover" means one-half (1/2) of the amount by which the sum of One Hundred Thousand Dollars ($100,000.00) exceeded the aggregate fair market value (determined as of the respective date or dates of grant) of the Common Stock for which the Employee was previously granted Incentive Options under the ISO Plan in each calendar year after 1980 and prior to 1987. The unused Carryover was available for each of the three (3) pre-1987 calendar years immediately following the calendar year in which the Carryover arose and increased the basic
          $100,000.00 limitation otherwise applicable to the Employee for each such pre-1987 calendar year by an amount equal to the Carryover, less the portion thereof used in prior calendar years. Incentive Options granted the Employee during any pre-1987 calendar year were first applied against the basic $100,000.00 limitation in effect for such calendar year and then applied against any of the Employee's unused Carryovers to such calendar year, in the order in which such Carryovers arose in prior calendar years.

                           (ii) Post-1986  Grants.  The aggregate
          fair market value (determined as of the respective date or dates of grant) of the Common Stock for which one or more options granted after December 31, 1986 to any Employee under this Plan (or any other option plan of the Company or its parent or subsidiary corporations) may for the first time become exercisable as incentive stock options under the Federal tax laws during any one post-1986 calendar year shall not exceed the sum of One Hundred Thousand Dollars ($100,000.00). To the extent the Employee holds two or more such post-1986 options which become exercisable for the first time in the same calendar year, the foregoing limitation on the exercisability of such options as incentive stock options under the Federal tax laws shall be applied on the basis of the order in which such options are granted.


                               11.

                  D. 10%  Shareholder.  If any individual to whom
         the Incentive Option is granted is the owner of stock (as determined under Section 424(d) of the Internal Revenue Code) possessing 10% or more of the total combined voting power of all classes of stock of the
         Company or any one of its parent or subsidiary corporations, then the option price per share shall not be less than one hundred and ten percent (110%) of the fair market value per share of Common Stock on the grant date, and the option term shall not exceed five (5) years, measured from such grant date.

                  Except as modified by the preceding provisions of this Section II, the provisions of Articles One, Two and Four of the Plan shall apply to all Incentive Options granted hereunder.

     III.         CORPORATE TRANSACTIONS

                 A.  In  the  event  of  any  of  the   following
shareholder-approved transactions (a "Corporate Transaction"):

                           (i) a merger or consolidation in which
          the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the State of the Company's incorporation,

                           (ii)  the  sale,   transfer  or  other
          disposition of all or substantially all of the assets of the Company in liquidation or dissolution of the Company, or

                           (iii) any reverse  merger in which the
          Company is the surviving entity but in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities are transferred to holders different from those who held such securities immediately prior to such merger, then the exercisability of each option outstanding under this Article Two shall automatically accelerate so that each such option shall, immediately prior to the specified effective date for the Corporate Transaction, become fully exercisable with respect to the total number of shares of Common Stock at the time subject to such option and may be exercised for all or any portion of such shares. However, an outstanding option under this Article Two shall not so accelerate if and to the extent: (i) such option is, in connection with the Corporate Transaction, to be assumed by the successor corporation or parent thereof or replaced with a comparable option to purchase shares of the capital stock of the successor corporation or parent thereof, (ii) such option is to be replaced by a comparable cash incentive program of the successor corporation based on the option spread at the time of the Corporate Transaction, or (iii) the acceleration of such option is subject to other limitations imposed by the Primary or Secondary Committee making the option grant at the time of such grant. The determination of comparability under clause (i) or (ii) above shall

                               12.

be made by the Plan Administrator, and its determination shall be final, binding and conclusive.

                  B. Upon the consummation of the Corporate Transaction, all outstanding options under this Article Two shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation or its parent company.

                  C. Each outstanding option under this Article Two which is assumed in connection with the Corporate Transaction or is otherwise to continue in effect shall be appropriately adjusted, immediately after such Corporate Transaction, to apply and pertain to the number and class of securities which would have been issuable, in consummation of such Corporate Transaction, to an actual holder of the same number of shares of Common Stock as are subject to such option immediately prior to such Corporate Transaction. Appropriate adjustments shall also be made to the option price payable per share, provided the aggregate option price payable for such securities shall remain the same. In addition, the class and number of securities available for issuance under the Plan following the consummation of the Corporate Transaction shall be appropriately adjusted.

                  D. The grant of options under this Article Two shall in no way affect the right of the Company to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

      IV.         CANCELLATION AND REGRANT OF OPTIONS

                  The Plan Administrator shall have the authority to effect, at any time and from time to time, with the consent of the affected optionees, the cancellation of any or all outstanding options under this Article Two (including outstanding options under the ISO and NQSO Plans incorporated into this Plan) and to grant in substitution new options under the Plan covering the same or different numbers of shares of Common Stock but having an option price per share not less than fifty percent (50%) of the fair market value of the Common Stock on the new grant date (or one hundred percent (100%) of such fair market value in the case of an Incentive Option).

       V.         STOCK APPRECIATION RIGHTS

                  A. Provided and only if the Plan Administrator determines in its discretion to implement the stock appreciation right provisions of this Section V, the Plan Administrator may grant one or more optionees the right, exercisable upon such terms and conditions as the Plan Administrator may establish, to surrender all or part of an unexercised option under this Article Two in exchange for a distribution from the Company in an amount equal to the excess of (i) the fair market value (on the option surrender date) of the number of shares in which the optionee is at the time vested under the surrendered

                               13.

option (or surrendered portion thereof) over (ii) the aggregate option price payable for such vested shares.

                  B. No surrender of an option shall be effective hereunder unless it is approved by the Plan Administrator. If the surrender is so approved, then the distribution to which the optionee shall accordingly become entitled under this Section V may be made in shares of Common Stock valued at fair market value on the option surrender date, in cash, or partly in shares and partly in cash, as the Plan Administrator shall in its sole discretion deem appropriate.

                  C. If the option surrender is rejected by the Plan Administrator, the optionee shall retain whatever rights the optionee had under the surrendered option (or surrendered portion thereof) on the option surrender date and may exercise such rights at any time prior to the later of (i) five (5) business days after the receipt of the rejection notice or (ii) the last day on which the option is otherwise exercisable in accordance with the terms of the instrument evidencing such option, but in no event may such rights be exercised more than ten (10) years after the grant date of the option.

                  D. One or more officers of the Company  subject
to the short-swing profit restrictions of the Federal securities laws may, in the Plan Administrator's sole discretion, be granted limited stock appreciation rights in tandem with their outstanding options under this Discretionary Option Grant Program. Upon the occurrence of a Hostile Take-Over, each outstanding option with such a limited stock appreciation right in effect for at least six (6) months shall automatically be cancelled, and the optionee shall in return be entitled to a cash distribution from the Company in an amount equal to the excess of
(i) the Take-Over Price of the shares of Common Stock at the time subject to the cancelled option (whether or not the option is otherwise at the time exercisable for such shares) over (ii) the aggregate exercise price payable for such shares. The cash distribution payable upon such cancellation shall be made within five (5) days following the consummation of the Hostile Take-Over. Neither the approval of the Plan Administrator nor the consent of the Board shall be required in connection with such option cancellation and cash distribution.

                  E.       For  purposes  of   Section  V.D,  the
following   definitions   shall  be  in  effect:

                           A Hostile Take-Over shall be deemed to
          occur in the event (i) any person or related group of persons (other than the Company or a person that directly or indirectly controls, is controlled by, or is under common control with, the Company) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than forty percent (40%) of the total combined voting power of the Company's outstanding securities pursuant to a tender or exchange offer which the Board does not recommend the Company's shareholders to accept and (ii) more than fifty percent (50%) of the securities so acquired in such tender or exchange offer are accepted from holders other than officers and directors of the Company who participate in the Plan.

                               14.

                           The Take-Over Price per share shall be
          deemed to be equal to the greater of (a) the fair market value per share on the date of cancellation, as determined pursuant to the valuation provisions of
          Section I.A.3 of this Article Two, or (b) the highest reported price per share paid in effecting such Hostile Take-Over. However, if the cancelled option is an Incentive Option, the Take-Over Price shall not exceed the clause (a) price per share.

                 F. The shares of Common Stock subject to any option surrendered or cancelled for an appreciation distribution pursuant to this Section V shall NOT be available for subsequent option grant under the Plan.

      VI.         EXTENSION OF EXERCISE PERIOD

                  The Plan Administrator shall have full power and authority to extend the period of time for which any option granted under this Article Two is to remain exercisable following the optionee's cessation of Service or death from the limited period in effect under Section I.C.1 of this Article Two to such greater period of time as the Plan Administrator shall deem appropriate; provided, however, that in no event shall such option be exercisable after the specified expiration date of the option term.

                               15.

                          ARTICLE THREE

                  AUTOMATIC OPTION GRANT PROGRAM


        I.        ELIGIBILITY

                  A. Successor Program. The automatic option grant program established pursuant to the provisions of this Article Three shall serve as a successor to the special stock option program previously in effect for non-employee Board members under the Director Plan. No further grants shall be made under the Director Plan, and all outstanding option grants under the Director Plan are hereby incorporated into this Plan and shall accordingly be treated as outstanding options under this Plan. However, each such option grant incorporated into this Plan shall continue to be governed solely by the express terms and conditions of the instrument evidencing such grant, and no provision of this Article Three automatic option grant program shall be deemed to affect or otherwise modify the rights or obligations of the holders of such incorporated option grants with respect to their acquisitions of shares of the Company's Common Stock thereunder or the exercise of their outstanding stock appreciation rights thereunder.

                 B. Eligible Optionees. The individuals eligible for automatic option grants under this Article Three shall include each non-employee Board member initially elected or appointed after the Effective Date, plus each continuing non-employee Board member.

                 C. Limitation. Except for the option grants to be made pursuant to the provisions of this Article Three, non-employee Board members shall not be eligible to receive any additional option grants or stock issuances under this Plan or any other stock plan of the Company (or its subsidiary corporations).

       II.        TERMS AND CONDITIONS OF AUTOMATIC OPTION GRANTS

                 A. Grant Dates. Option grants will be made under this Article Three on ------------- the dates specified below:

                         (i)  Each   individual   who   initially
         becomes a non-employee Board member at any time after the Effective Date, whether through election at an Annual Shareholders Meeting or through appointment by the Board, shall automatically be granted, at the time of such initial election or appointment, a non-statutory stock option to purchase 50,000 shares of Common Stock upon the terms and conditions of this Article Three.

                        (ii)  On  the   date   of   each   Annual
         Stockholders Meeting, beginning with the 1995 Annual Stockholders Meeting, each non-employee Board member who is re-elected at such Annual Meeting and who has completed three (3) consecutive

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         years of service as a non-employee Board member as of the date of such Annual Meeting shall automatically be granted a non-statutory option under the Plan to purchase 50,000 shares of Common Stock. There shall be no limit on the number of 50,000 share options grants any non-employee Board member may receive every three-
         (3) year period over his or her continued Board service. As such, a non-employee Board member would receive an option grant at the Annual Meeting at which he or she is elected to the Board for the fourth consecutive year, the seventh consecutive year, the tenth consecutive year, and so on.

                  The 50,000-share limitation on the automatic option grant to be made to each eligible non-employee Board member shall be subject to periodic adjustment pursuant to the applicable provisions of Section V.C of Article One.

                 B. Exercise Price. The exercise price per share shall be equal to one hundred percent (100%) of the fair market value per share of Common Stock on the automatic grant date.

                  C.       Payment.

                 The exercise price shall be payable in one of the alternative forms specified below:

                           - full payment in cash or  check  made
           payable to the Company's order;

                           - full  payment  in  shares  of Common
         Stock held for the requisite period necessary to avoid a charge to the Company's earnings for financial reporting purposes and valued at fair market value on the Exercise Date (as such term is defined below);

                           - full  payment  in a  combination  of
         shares of Common Stock held for the requisite period necessary to avoid a charge to the Company's earnings for financial reporting purposes and valued at fair market value on the Exercise Date and cash or check payable to the Company's order; or

                           - full payment through a broker-dealer
         sale and remittance procedure pursuant to which the optionee (I) shall provide irrevocable written instructions to a designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Company, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate option price payable for the purchased shares and (II) shall provide written directives to the Company to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale transaction.


                               17.

                      For purposes of this subparagraph, the Exercise Date shall be the date on which written notice of the option exercise is delivered to the Company, and the fair market value per share of Common Stock on any relevant date shall be determined in accordance with the provisions of Section I.A.3 of Article Two. Except to the extent the sale and remittance procedure is utilized for the exercise of the option, payment of the exercise price for the purchased shares must accompany the exercise notice.

                 D. Option Term. Each automatic grant under this Article Three shall have ------------- a maximum term of five (5) years measured from the automatic grant date.

                 E.  Exercisability.   The  option  shall  become
exercisable  for the  option  shares  in a  series  of  four  (4)
installments as follows:

                      (i) The option shall become exercisable for twenty-five percent (25%) of the option shares upon the optionee's completion of (6) continuous months of Board service measured from the automatic grant date.

                      (ii) The option  shall  become  exercisable
          for an additional twenty-five percent (25%) of the option shares upon the optionee's completion of eighteen (18) continuous months of Board service measured from the automatic grant date.

                      (iii) The option shall become exercisable for an additional twenty-five percent (25%) of the option shares upon the optionee's completion of thirty
          (30) continuous months of Board service measured from the automatic grant date.

                      (iv) The option shall become exercisable for the final twenty- five percent (25%) of the option shares upon the optionee's completion of forty-two (42) continuous months of Board service measured from the automatic grant date.

                           As the option becomes  exercisable for
one or more installments of the option shares, the installments shall accumulate, and the option shall remain exercisable for the accumulated installments until the expiration or sooner termination of the option term.

                           The option,  however, shall not become
exercisable for any additional option shares following the optionee's cessation of Board service, except to the extent the option is otherwise to become exercisable in accordance with the provisions of Section III of this Article Three.

                      F. Non-Transferability. During the lifetime of the optionee, the option shall be exercisable only by the optionee and shall not be assignable or transferable by the optionee otherwise than by will or by the laws of descent and distribution following the optionee's death.

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                  G.       Termination of Board Membership.

                           1. Should the optionee  cease to serve
as a Board member for any reason (other than death) while holding an automatic option grant under this Article Three, then such optionee shall have a twelve (12)-month period following the date of such cessation of Board service in which to exercise such option for any or all of the shares of Common Stock for which the option is exercisable at the time of the optionee's cessation of Board service.

                           2.  Should  the   optionee  die  while
serving as a Board member, then the option may subsequently be exercised, for any or all of the shares of Common Stock for which the option is exercisable at the time of the optionee's cessation of Board service, by the personal representative of the optionee's estate or by the person or persons to whom the option is transferred pursuant to the optionee's will or in accordance with the laws of descent and distribution. Any such exercise must, however, occur within twelve (12) months after the date of the optionee's death.

                           3. In no  event  shall  any  automatic
grant under this Article Three remain exercisable after the specified expiration date of the five (5)-year option term. Upon the expiration of the applicable exercise period in accordance with subparagraphs 1 and 2 above or (if earlier) upon the expiration of the five (5)-year option term, the automatic grant shall terminate and cease to be exercisable.

                      H.  Shareholder  Rights.  The  holder of an
automatic option grant under this Article Three shall have no shareholder rights with respect to any shares covered by such option until such individual shall have exercised the option, paid the exercise price for the purchased shares and been issued a stock certificate for such shares.

                      I. Remaining Terms. The remaining terms and conditions of each automatic option grant shall be as set forth in the prototype Non-Statutory Stock Option Agreement attached as Exhibit A to the Plan.

      III.        CORPORATE TRANSACTION/CHANGE IN CONTROL/HOSTILE
                  TAKE-OVER

                      A.  In the  event  of any of the  following
shareholder-approved transactions (a "Corporate Transaction"):

                           (i) a merger or consolidation in which
          the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the State of the Company's incorporation,


                               19.

                           (ii)  the  sale,   transfer  or  other
          disposition of all or substantially all of the assets of the Company in liquidation or dissolution of the Company, or

                           (iii) any reverse  merger in which the
          Company is the surviving entity but in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities are transferred to holders different from those who held such securities immediately prior to such merger, then the exercisability of each automatic option grant outstanding under this Article Three shall automatically accelerate so that each such option shall, immediately prior to the specified effective date for the Corporate Transaction, become fully exercisable with respect to the total number of shares of Common Stock at the time subject to such option and may be exercised for all or any portion of such shares. Upon the consummation of the Corporate Transaction, all automatic option grants under this Article Three shall terminate and cease to be outstanding.

                  B. In connection  with any Change in Control of
the Company, each automatic option grant at the time outstanding under this Article Three shall automatically accelerate so that each such option shall, immediately prior to the specified effective date for the Change in Control, become fully exercisable with respect to the total number of shares of Common Stock at the time subject to such option and may be exercised for all or any portion of such shares at any time prior to the expiration or sooner termination of the option term. For purposes of this Article Three, a Change in Control shall be deemed to occur in the event:

                           (i) any  person  or  related  group of
          persons (other than the Company or a person that directly or indirectly controls, is controlled by, or is under common control with, the Company) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than forty percent (40%) of the total combined voting power of the Company's outstanding securities pursuant to a tender or exchange offer which the Board does not recommend the Company's shareholders to accept; or

                                 (ii) there is a  change  in  the
          composition of the Board over a period of twenty-four (24) consecutive months or less such that a majority of the Board members (rounded up to the next whole number) cease, by reason of one or more proxy contests for the
          election  of  Board   members,   to  be   comprised  of
          individuals who either (A) have been Board members continuously since the beginning of such period or (B) have been elected or nominated for election as Board members during such period by at least two-thirds of the Board members described in clause (A) who were still in office at the time such election or nomination was approved by the Board.

                               20.

                  C. Upon the occurrence of a Hostile Take-Over, each automatic option grant which has been outstanding under this Article Three for a period of at least six (6) months shall automatically be cancelled in return for a cash distribution from the Company in an amount equal to the excess of (i) the Take-Over Price of the shares of Common Stock at the time subject to the cancelled option (whether or not the option is otherwise at the time exercisable for such shares) over (ii) the aggregate exercise price payable for such shares. The cash distribution payable upon such cancellation shall be made to the option holder within five (5) days following the consummation of the Hostile Take-Over. Neither the approval of the Plan Administrator nor the consent of the Board shall be required in connection with such option cancellation and cash distribution.

                  D.       For  purposes  of  this   Section  III,
the   following   definitions   shall  be  in effect:

                           A Hostile Take-Over shall be deemed to
          occur in the event (i) any person or related group of persons (other than the Company or a person that directly or indirectly controls, is controlled by, or is under common control with, the Company) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than forty percent (40%) of the total combined voting power of the Company's outstanding securities pursuant to a tender or exchange offer which the Board does not recommend the Company's shareholders to accept and (ii) more than fifty percent (50%) of the securities so acquired in such tender or exchange offer are accepted from holders other than officers and directors of the Company who participate in this Plan.

                           The Take-Over Price per share shall be
          deemed to be equal to the greater of (a) the fair market value per share on the date of cancellation, as determined pursuant to the valuation provisions of
          Section I.A.3 of Article Two, or (b) the highest reported price per share paid in effecting such Hostile Take-Over.

                 D. The shares of Common Stock subject to each option cancelled in connection with the Hostile Take-Over shall NOT be available for subsequent issuance under this Plan.

                 E. The automatic option grants outstanding under this Article Three shall in no way affect the right of the Company to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.


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       IV.        AMENDMENT OF THE AUTOMATIC GRANT PROVISIONS

                  The provisions of this Automatic Option Grant Program, including any automatic option grants outstanding under this Article Three, may not be amended at intervals more frequently than once every six (6) months, other than to the extent necessary to comply with applicable Federal income tax laws and regulations.



                               22.

                           ARTICLE FOUR

                          MISCELLANEOUS

        I.        AMENDMENT OF THE PLAN

                  The Board shall have complete and exclusive power and authority to amend or modify the Plan in any or all respects whatsoever. However, (i) no such amendment or modification shall, without the consent of the holders, adversely affect their rights and obligations with respect to options at the time outstanding under the Plan and (ii) any amendment made to the Automatic Option Grant Program (or any options outstanding thereunder) shall be effected in compliance with the limitation of Section IV of Article Three. In addition, the Board shall not, without the approval of the Company's shareholders, (i) materially increase the maximum number of shares issuable under the Plan, except for permissible adjustments under Section V.C of Article One, (ii) materially modify the eligibility requirements for the grant of options under the Plan or (iii) otherwise materially increase the benefits accruing to participants under the Plan.

       II.        TAX WITHHOLDING

                  A. The Company's obligation to deliver shares or cash upon the exercise of stock options or stock appreciation rights granted under the Discretionary Option Grant Program shall be subject to the satisfaction of all applicable Federal, State and local income and employment tax withholding requirements.

      III.        EFFECTIVE DATE AND TERM OF PLAN

                  A. This Plan, as successor to the Company's ISO, NQSO and Director Plans, was initially adopted by the Board of Directors on the Effective Date and approved by the Company's shareholders on May 27, 1992. The Plan was amended by the Board effective June 3, 1994, and such amendment was approved by the shareholders on June 3, 1994. The Plan was further amended by the Board effective June 7, 1995 to (i) increase the number of shares authorized for issuance thereunder and (ii) amend the automatic grant program in Article III to provide for additional grants of options for 50,000 shares every three years. The shareholders approved the amendments on June 7, 1995. Options may be granted under this Plan at any time from and after the Effective Date of the Plan and before the date fixed herein for termination of the Plan.

                  B. The provisions of this amended Plan shall apply only to options and stock appreciation rights granted under the Plan from and after the June 7, 1995 effective date of the amendments. All stock options and stock appreciation rights issued and outstanding under the Plan immediately prior to such effective date shall continue to be governed by the terms and conditions of the Plan (and the respective instruments evidencing each such option or stock appreciation right) as in effect on the date each such option or

                               23.

stock appreciation right was previously granted, and nothing in this restatement shall be deemed to affect or otherwise modify the rights or obligations of the holders of such options or stock appreciation rights with respect to their acquisition of shares of Common Stock under such options or their exercise of such stock appreciation rights.

                  C. Each option issued and outstanding under the Predecessor Plans immediately prior to the Effective Date of this Plan shall be incorporated into this Plan and treated as an outstanding option under this Plan, but each such option shall continue to be governed solely by the terms and conditions of the instrument evidencing such grant, and nothing in this Plan shall be deemed to affect or otherwise modify the rights or obligations of the holders of such options with respect to their acquisition of shares of Common Stock thereunder.

                  D. The sale and remittance procedure authorized for the exercise of outstanding options under this Plan shall be available for all options granted under this Plan on or after the Effective Date and for all non-statutory options outstanding under the Predecessor Plans and incorporated into this Plan. The Plan Administrator may also allow such procedure to be utilized in connection with one or more disqualifying dispositions of Incentive Option shares effected after the Effective Date, whether such Incentive Options were granted under this Plan or the ISO Plan.

                  E. Unless sooner  terminated in accordance with
Section III of Article Two and Section III of Article Three, the Plan shall terminate upon the earlier of (i) the expiration of the ten (10) year period measured from the date of the Board's initial adoption of the Plan or (ii) the date on which all shares available for issuance under the Plan shall have been issued or cancelled pursuant to the exercise, surrender or cash-out of the options granted hereunder. If the date of termination is determined under clause (i) above, then options outstanding on such date shall thereafter continue to have force and effect in accordance with the provisions of the instruments evidencing such options.

                  F. Options may be granted under this Plan to purchase shares of Common Stock in excess of the number of shares then available for issuance under the Plan, provided each option granted is not to become exercisable, in whole or in part, at any time prior to shareholder approval of an amendment authorizing a sufficient increase in the number of shares issuable under the Plan.

      III.        USE OF PROCEEDS

                  Any cash proceeds received by the Company from the sale of shares pursuant to options granted under the Plan shall be used for general corporate purposes.


                               24.

       IV.        REGULATORY APPROVALS

                  The implementation of the Plan, the granting of any option hereunder, and the issuance of stock upon the exercise or surrender of any such option shall be subject to the procurement by the Company of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the options granted under it and the stock issued pursuant to it.

        V.        NO EMPLOYMENT/SERVICE RIGHTS

                  Neither the action of the Company in establishing or amending the Plan, nor any action taken by the Plan Administrator (or the Primary or Secondary Committee) hereunder, nor any provision of the amended Plan shall be construed so as to grant any individual the right to remain in the employ or service of the Company (or any parent or subsidiary corporation) for any period of specific duration, and the Company (or any parent or subsidiary corporation retaining the services of such individual) may terminate such individual's employment or service at any time and for any reason, with or without cause.


                               25.